Exhibit 5.1

[Letterhead of Thompson Coburn LLP]

August 31, 2010

Arrow Financial Corporation

250 Glen Street

Glens Falls, NY  12801

Re:

Registration Statement on Form S-3 for two hundred thousand (200,000) shares of Arrow Financial Corporation Common Stock, par value $1.00,  for issuance to participants under the Arrow Financial Corporation Automatic Dividend Reinvestment Plan

Ladies and Gentlemen:

We have served as counsel to Arrow Financial Corporation, Glens Falls, New York (the "Company"), in connection with the preparation and filing of a registration statement (and included prospectus) on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, registering the offer and sale by the Company of up to two hundred thousand (200,000) shares of common stock of the Company, par value $1.00 per share (the "Shares"), through the Arrow Financial Corporation Automatic Dividend Reinvestment Plan (the “Plan").

We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Certificate of Incorporation and all amendments thereto, By-laws and all amendments thereto and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold by the Company in accordance with the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.  We also hereby consent to the use of our name under “Legal Matters” in the Prospectus constituting part of the Registration Statement.

This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

              This opinion may only be used, quoted or relied upon for the purpose of complying with the Securities Act of 1933 in connection with the filing of the Registration Statement and may not be furnished to, quoted to or relied upon by any other person or entity for any purpose, without our prior written consent. Please note that we are opining only as to the matters expressly set forth herein and no opinion should be inferred as to any other matters.

Very truly yours,

/s/ Thompson Coburn LLP